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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-73650, 33-50786, 333-24703, 333-
50005, 333-50827, 333-89453, 333-48420, 333-44496, and 333-48418) and Form S-3
(Registration No. 33-53387) of H.B. Fuller Company of our report dated January 15, 2002, except for Note 22, as to which the date is April 16, 2002, relating to the consolidated financial statements, which appears in this Current Report on Form 8-K of H.B. Fuller Company.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 24, 2002